Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 20, 2014, relating to the consolidated financial statements, the effectiveness of Lawson Products Inc.’s internal control over financial reporting, and schedule of Lawson Products, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ BDO USA, LLP

Chicago, Illinois

October 10, 2014

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